UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

December 29, 2007

SECURUS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14651 Dallas Parkway, Suite 600

Dallas, Texas 75254-8815

(Address of principal executive offices)

(972) 277-0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 29, 2007 the Company issued 5,100 shares of Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), for $2,000 per share, or an aggregate of $10.2 million. H.I.G. T-Netix, Inc., the Company’s majority stockholder, and its affiliate purchased substantially all of the Series A Preferred Stock. The Company issued these shares in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Immediately prior to the issuance of the Series A Preferred Stock, the Company amended and restated its certificate of incorporation and effected a 1 for 1,000 reverse stock split. The Company currently has authorized 1,300,000 shares of capital stock, of which 10,000 shares are designated Preferred Stock, $.001 par value per share, 1,190,000 shares are designated Common Stock, $.001 par value per share, and 100,000 shares are designated Class B Common Stock, $.001 par value. 5,100 shares of the Preferred Stock are designated Series A Preferred Stock. The terms and conditions of the Series A Preferred Stock are described in a Certificate of Designation, Preferences and Rights filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	Exhibit 3.1	Second Amended and Restated Certificate of Incorporation, dated December 27, 2007

	Exhibit 3.1.1	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, dated December 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SECURUS TECHNOLOGIES, INC.
(Registrant)

DATE: January 2, 2008	/s/ RICHARD FALCONE
Richard Falcone,
President, Chief Executive Officer and Director

DATE: January 2, 2008	/s/ KEITH S. KELSON
Keith S. Kelson,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation, dated December 27, 2007

3.1.1	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, dated December 28, 2007

3